EXHIBIT 10.11C


                            SECOND AMENDMENT TO THE
             RECOTON CORPORATION CODE SECTION 401(K) PROFIT SHARING
                            PLAN AND TRUST AGREEMENT


          Recoton Corporation, a New York corporation (the "Employer"), and Herbert H. Borchardt, Robert L. Borchardt and Joseph Massot (collectively referred to as the "Trustee") agree and consent effective the 1st day of January, 1995, to amend the Recoton Corporation Code Section 401(k) Profit Sharing Plan and Trust Agreement as follows:

          1. Section 3.06A of Article III of the Plan is amended by deleting it in its entirety and inserting the following in lieu thereof:

          "3.06A COMPENSATION TAKEN INTO ACCOUNT. In allocating an Employer qualified nonelective contribution or nonelective contribution to a Participant's Account, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant."

          2. Section 3.04B(2) of Article III of the Plan is amended by deleting it in its entirety and inserting the following in lien thereof:

          "3.04B(2) SPECIAL DEFINITIONS. For purposes of this Section 3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under a Code Section 401(k) arrangement or because of his failure to make mandatory employee contributions. For purposes of clause (b), "Compensation" means Compensation as defined in Section 1.10, except: (i) Compensation does not include elective contributions; (ii) any exclusions from Compensation (other than the exclusion of elective contributions and the exclusions described in paragraphs (a), (b), (c) and (d) of
          Section 1.10) do not apply; and (iii) any modification to the definition of Compensation in Section 3.06 does not apply. Notwithstanding the foregoing, for purposes of determining the minimum allocation for any Participant, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant."

          Except as hereinabove amended, the Recoton Corporation Code Section 401(k) Profit Sharing Plan and Trust Agreement shall remain unchanged and shall continue in full force and effect, provided, however, that no amendment hereto shall retroactively eliminate an optional form of benefit that is a protected benefit under Code Section 411(d)(6) and applicable Treasury Regulations.


Signed, sealed and delivered
in the presence of:                      EMPLOYER:

                                         RECOTON CORPORATION


                                         By: /s/ JOSEPH MASSOT
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                                             Joseph Massot, Vice President
                                             and Treasurer


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As to Employer


                                        TRUSTEE:


                                        /s/ HERBERT H. BORCHARDT
-----------------------------           -----------------------------
                                        Herbert H. Borchardt


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As to Trustee


                                        /s/ ROBERT L. BORCHARDT
-----------------------------           -----------------------------
                                        Robert L. Borchardt


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As to Trustee